UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane Suite 175 Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-929-3871

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2021, BWP Holdings LLC, a New York limited liability company (“Seller”), and Down South Hosting, LLC, a Delaware limited liability company (“Purchaser”), an indirect wholly-owned subsidiary of Sysorex, Inc., a Nevada corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which Purchaser agreed to purchase from Seller a fifty percent (50%) membership interest in Up North Hosting LLC, a New York limited liability company (“UNH”) (such sale, the “Transaction”).

Under the terms and conditions of the Purchase Agreement, the aggregate consideration to be paid to Seller in the Transaction will consist of the payment of one million dollars ($1,000,000.00) and issuance of one million (1,000,000) shares of restricted common stock, $0.00001 par value, of the Company. Seller and Purchaser each made customary representation and warranties in the Purchase Agreement. Additionally, each Seller and Purchaser is obligated, subject to certain limitations, to indemnify the other for certain liabilities, including liabilities arising from breaches of representation and warranties, and nonfulfillment or breaches of covenants in the Purchase Agreement.

As a result of the Transaction, UNH became an indirect wholly-owned subsidiary of Sysorex, Inc.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations and warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement. Accordingly, the Purchase Agreement is included in this filing only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement, dated as of November 2, 2021, between BWP Holdings LLC and Down South Hosting, LLC
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*	Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2021	SYSOREX, INC.

	By:	/s/ Wayne Wasserberg
	Name:	Wayne Wasserberg
	Title:	Chief Executive Officer

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